                                                                   EXHIBIT 1 (W)




                             ARTICLES SUPPLEMENTARY
                                       OF
                          PACIFIC HORIZON FUNDS, INC.

                 PACIFIC HORIZON FUNDS, INC., a Maryland corporation having its principal office in the State of Maryland in Baltimore City (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

                 FIRST: The Board of Directors of the Corporation hereby reclassifies: (1) One Billion Five Hundred Million (1,500,000,000) shares of authorized and unissued capital stock of the Corporation previously classified as Class P Common Stock (par value One Mill ($0.001) per share) as authorized, unissued and unclassified capital stock of the Corporation; (2) One Billion Five Hundred Million (1,500,000,000) shares of authorized and unissued capital stock of the Corporation previously classified as Class P Common Stock - Special Series 1 (par value One Mill ($0.001) per share) as authorized, unissued and unclassified capital stock of the Corporation; and (3) Eight Billion (8,000,000,000) shares of authorized and unissued capital stock of the Corporation previously classified as Class P Common Stock - Special Series 2 (par value One Mill ($0.001) per share)
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as authorized, unissued and unclassified capital stock of the Corporation.

                 SECOND: The shares of capital stock hereby reclassified shall be unclassified, and shall only have such preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption as shall hereafter be determined by the Board of Directors of the Corporation and reflected in Articles Supplementary hereafter filed before issuance of such shares.

                 THIRD: The shares of capital stock of the Corporation reclassified pursuant to these Articles Supplementary have been reclassified by the Corporation's Board of Directors under the authority contained in the Charter of the Corporation.

                 FOURTH: These Articles Supplementary do not increase the authorized number of shares of the Corporation or the aggregate par value thereof. The total number of shares of capital stock which the Corporation is presently authorized to issue remains Two Hundred Billion (200,000,000,000) shares (of the par value of One Mill ($.001) each) and of the aggregate par value of Two Hundred Million Dollars ($200,000,000) of Common Stock classified as follows:





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
                                                                    Number of shares
Classification                                                         Authorized
--------------                                                      ----------------
Class A                                                             15,000,000,000
Class A-Special Series 1                                            15,000,000,000
Class A-Special Series 2                                            14,400,000,000
Class B                                                             15,000,000,000
Class B-Special Series 1                                            15,000,000,000
Class B-Special Series 2                                            28,000,000,000
Class C                                                                250,000,000
Class D                                                                400,000,000
Class D-Special Series 3                                               600,000,000
Class E                                                                100,000,000
Class E-Special Series 3                                               150,000,000
Class F                                                                100,000,000
Class F-Special Series 3                                               150,000,000
Class G                                                                100,000,000
Class G-Special Series 3                                               150,000,000
Class I                                                              1,500,000,000
Class I-Special Series 1                                             3,000,000,000
Class I-Special Series 2                                             3,000,000,000
Class J                                                              1,000,000,000
Class J-Special Series 1                                             1,000,000,000
Class K                                                             15,000,000,000
Class K-Special Series 1                                            15,000,000,000
Class K-Special Series 2                                             7,000,000,000
Class L                                                             15,000,000,000
Class L-Special Series 1                                            15,000,000,000
Class L-Special Series 2                                             7,000,000,000
Class M                                                                 40,000,000
Class M-Special Series 3                                                60,000,000
Class N                                                                 40,000,000
Class N-Special Series 3                                                60,000,000
Class O                                                                 40,000,000
Class O-Special Series 3                                                60,000,000
Class Q                                                                 40,000,000
Class Q-Special Series 3                                                60,000,000
Class R                                                                 40,000,000
Class R-Special Series 3                                                60,000,000
Class S                                                                 40,000,000
Class S-Special Series 3                                                60,000,000
Class T                                                                 40,000,000
Class T-Special Series 3                                                60,000,000
Class U                                                                 40,000,000
Class U-Special Series 3                                                60,000,000
Class V                                                                 40,000,000
Class V-Special Series 3                                                60,000,000
Class W                                                                 40,000,000
Class W-Special Series 3                                                60,000,000
Unclassified                                                        11,100,000,000





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                 IN WITNESS WHEREOF, PACIFIC HORIZON FUNDS, INC. has caused these presents to be signed in its name and on its behalf by its Executive Vice President and its witnessed by its Secretary on this 24th day of January, 1996.

                 THE UNDERSIGNED, Executive Vice President of PACIFIC HORIZON FUNDS, INC., hereby acknowledges, in the name and on behalf of said Corporation, these Articles Supplementary to be the corporate act of said Corporation, and certifies that to the best of his knowledge, information and belief, the matters and facts set forth in these Articles Supplementary with respect to the authorization and approval thereof are true in all material respects and that this statement is made under the penalties of perjury.

                                                   PACIFIC HORIZON FUNDS, INC.


                                                   By: /s/ William B. Blundin
                                                      ------------------------
                                                      William B. Blundin
                                                      Executive Vice President


Witness:


/s/ W. Bruce McConnel, III
--------------------------
W. Bruce McConnel, III
Secretary





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